                                                                    EXHIBIT 1.1


                                                        DRAFT OF MARCH 27, 1997


                             NOBLE AFFILIATES, INC.

                             UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS
                               (DEBT SECURITIES)



                                                                April [ ], 1997


          From time to time, NOBLE AFFILIATES, INC., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;



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          (b) (i) Each document, if any, filed or to be filed pursuant to the
Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee;

          (c) The financial statements of the Company and its subsidiaries, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified, and have been prepared, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). Any pro forma financial information included or incorporated by reference in the Registration Statement and Prospectus has been prepared in accordance with the rules and regulations of the Commission with respect to pro forma financial statements, fairly presents the information shown therein and has been properly compiled on the pro forma basis described therein; the assumptions used in the preparation of such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and events referred to therein;

          (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole (taking into account any insurance proceeds that may have been received), otherwise than as set forth or contemplated in the Prospectus (or indicated in the financial statements included or incorporated by reference therein); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its Common Stock other than regular quarterly dividends;

          (e) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full



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power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which its ownership of real property or interests therein or the conduct of its business requires such qualification except where the failure to be so qualified can be remedied without material cost to the Company or, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole;

          (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (g) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (h) Except as contemplated in the Prospectus subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, and there has not been any material change, or any development which could reasonably be expected to involve a prospective material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole;

          (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, claim, investigation or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to (i) result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries taken as a whole, or (ii) materially and adversely affect the consolidated properties or assets thereof;

          (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents



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incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed;

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities except such as may be required under the Act or state securities laws;

          (l) Each of the Company and its subsidiaries owns title (consistent with customary practice in the oil and gas industry for the type and location of the relevant properties and assets) to its material oil and gas properties, free and clear of any encumbrances, except for liens for taxes or charges of mechanics or materialmen not yet due or which are being challenged in good faith, encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and other similar agreements as are customarily found in connection with comparable operations and title defects that are, singly and in the aggregate, not material in amount and do not interfere in any material respect with its use or enjoyment of such material oil and gas properties;

          (m) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries;

          (n) Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected to result in, singularly or in the aggregate with all such violations and remedial actions, any material adverse effect on the consolidated financial position, shareholders' equity, results of operations or business of the Company and its subsidiaries that has not heretofore been reflected in the Company's consolidated financial statements; and the terms "hazardous wastes," "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

          (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the



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Securities Act, complied when so filed in all material respects with the
Securities Act and the applicable rules and regulations of the Commission thereunder;

          (p) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and

          (q) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          2. TERMS OF PUBLIC OFFERING. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

          3. PAYMENT AND DELIVERY. Except as otherwise provided in this Section 4, payment for the Offered Securities shall be made by wire transfer payable to the order of the Company in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

          4. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters shall be subject, in the discretion of the Manager, to the condition that all representations and warranties of the Company herein are, at and as of the date hereof and the Closing Date (as if made on and as of such dates), true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

          (a) The Prospectus in relation to the Offered Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Manager's reasonable satisfaction;

          (b) Counsel for the Underwriters shall have furnished to the Underwriters such opinion or opinions, dated the Closing Date for such Offered Securities, with respect to the incor poration of the Company, the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Manager may reasonably request, and such counsel shall have received



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
such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Thompson & Knight, P.C., counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date for such Offered Securities, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) The Company and each of Noble Gas Marketing, Inc., Noble Trading, Inc., Samedan Oil Corporation and Energy Development Corporation ("EDC") (each, a Material Subsidiary) has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus; and all of the outstanding Offered Securities of capital stock of each Material Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest or other encumbrance or claim affecting transferability or voting;

               (ii) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued Offered Securities of capital stock of the Company have been duly authorized and validly issued, are fully paid, non-assessable and not subject to any preemptive or similar right;

               (iii) The Registration Statement has become effective under the Act; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

               (iv) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements, schedules and other financial data, included in any of the documents mentioned in this clause;

               (v) this Agreement has been duly authorized, executed and delivered by the Company;



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
               (vi) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (vii) the Offered Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, in each case enforceable in accordance with their respective terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability and the Offered Securities and the Indenture conform to the descriptions thereof in the Prospectus;

               (viii) The issue and sale of the Offered Securities and the performance by the Company of its obligations under this Agreement, the Indenture and the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's certificate of incorporation or by-laws, or any order, rule or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

               (ix) the statements (A) in the Basic Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution,"
          (B) in the Prospectus Supplement under the captions "Certain Terms of the Senior Notes" or "Certain Terms of the Subordinated Notes," as applicable, and "Underwriting," (C) in the Registration Statement under Item 15, (D) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (E) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect



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
          to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (x) such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

               (xi) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

               (xii) if an opinion is ascribed to such counsel in the Prospectus under the caption "Taxation" (or other similarly titled caption), such counsel is of such opinion;

          The foregoing opinions may be limited to the General Corporation Law of the State of Delaware, the laws of the State of Texas, the New Jersey Business Corporation Act, the laws of the State of New York and applicable federal law. In rendering the foregoing opinions, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to the Manager) of other counsel reasonably acceptable to the Manager as to matters governed by the laws of jurisdictions other than the United States, the State of Texas, and the General Corporation Law of the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials. Copies of all such opinions and certificates shall be furnished to counsel to the Manager on the date the Registration Statement becomes effective and on the Closing Date.

          Concurrently with the delivery of its opinion, Thompson & Knight, P.C., shall advise the Manager in writing that, in the course of its representation of the Company in connection with the preparation of the Registration Statement and Prospectus, nothing has come to its attention that gives it any reason to believe either that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, as of its date or as of the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to the financial statements, schedules and other financial data, included in any of the documents mentioned in this paragraph.

          (d) On the date of the Underwriting Agreement for the Offered Securities and on the Closing Date for such Offered Securities, Arthur Andersen LLP, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Underwriters a letter, dated the effective date of the Registration Statement or the date of the most recent report



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


filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Closing Date, respectively, each in form and substance satisfactory to the Underwriters, to the effect that
(i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the rules and regulations of the Commission thereunder; (ii) in their opinion, the financial statements audited by them included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; (iii) nothing came to their attention as a result of performing certain specified procedures that caused them to believe that any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and (iv) as to such other matters relating to such financial statements and financial information as you may reasonably request and in form and substance satisfactory to you;

          (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (or indicated in the financial statements included or incorporated by reference therein); and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change on a consolidated basis in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), in the Manager's judgment, taking into account the Manager's prior knowledge of the Company and the industry in which the Company operates, so materially and adversely affects the business, financial condition or results of operations of the Company and its subsidiaries (taken as a whole) as to make it impracticable to complete the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus;


          (f) On or after the date hereof there shall not have occurred any of the following: (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; (ii) a suspension or limitation in trading in securities generally on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) a material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United



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

States of a national emergency or war; or (vi) a substantial national or international calamity or other occurrence of a material adverse change in general economic, political or financial conditions in the United States, or internationally having a material impact on such conditions in the United States, if the effect of any such event specified in clause (iv), (v) or (vi) in the Manager's judgment makes it impracticable to complete the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus; and


          (g) On the Closing Date, the Company shall have furnished or caused to be furnished to you a certificate or certificates, dated the Closing Date, of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date of such certificate or certificates, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to the time such certificate or certificates shall be furnished to you, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

          5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To prepare the Prospectus as amended and supplemented in relation to the applicable Offered Securities in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Underwriting Agreement relating to the applicable Offered Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the Underwriting Agreement relating to such Offered Securities and prior to the Closing Date for such Offered Securities which shall be disapproved by the Underwriters for such Offered Securities promptly after reasonable notice thereof; to advise the Underwriters promptly of any such amendment or supplement after such Closing Date and furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Offered Securities, and during such same period to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Securities, of the suspension of the qualification of such Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish the Manager, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request;

          (c) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Manager may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of any Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriters and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request;

          (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby;

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Manager; and

          (g) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the

Offered Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Offered Securities under state securities or Blue Sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda;
(v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of any preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky or Legal Investment Memoranda; (vii) any fees charged by rating agencies for the rating of the Offered Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the Offered Securities; and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus and any other prospectus relating to the Offered Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any preliminary prospectus and any other prospectus relating to the Offered Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Prospectus as amended or supplemented relating to such Offered Securities.

          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus and any other prospectus relating to the Offered Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus and any other prospectus relating to the Offered Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein;

and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Offered Securities they have purchased hereunder, and not joint. The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the Underwriters' obligations under this Section 6 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          7. INDEMNITIES, AGREEMENTS, REPRESENTATIONS AND WARRANTIES TO SURVIVE. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement, or as set forth by the Company in certificates of officers of the Company furnished to the Underwriters pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any person who controls any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offered Securities.

          8. DEFAULTING UNDERWRITERS. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Underwriters' Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Underwriters' Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          9. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          10. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          11. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                             UNDERWRITING AGREEMENT



                                                              ___________, 199_



NOBLE AFFILIATES, INC.
110 West Broadway
Ardmore, Oklahoma 73401

Dear Sirs and Mesdames:


          We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that NOBLE AFFILIATES, INC., a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full title of Debt Securities] (the "Debt Securities"). (The Debt Securities are also referred to herein as the "Offered Securities"). The Debt Securities will be issued pursuant to the provisions of an Indenture dated as of _______________, 199_ (the "Indenture") between the Company and [NAME OF TRUSTEE], as Trustee (the "Trustee").

          Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Debt Securities set forth below opposite their names at a purchase price of ____% of the principal amount of Debt Securities [, plus accrued interest, if any, from [Date of Offered Securities] to the date of payment and delivery](1)

                                                  Principal Amount of
         Name                                     Debt Securities
         ----                                     ---------------
[Morgan Stanley & Co.
     Incorporated]
UBS Securities LLC]
[Insert syndicate list]
                        Total ................

----------------
(1) To be added only if the transaction does not close "flat" (i.e., when the purchaser pays accrued interest on the debt security at closing). Unless otherwise provided in the Debt Securities, accrued interest, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

          The Underwriters will pay for the Offered Securities upon delivery thereof at [office] at ______ a.m. (New York time) on ___________, 199_, or at such other time, not later than 5:00 p.m. (New York time) on __________, 199_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

          The Offered Securities shall have the terms set forth in the Prospectus dated ___________, 199_, and the Prospectus Supplement dated ____________, 199_, including the following:

Terms of Debt Securities

     Maturity Date:

     Interest Rate:

     Redemption Provisions:

     Interest Payment Dates:  ____________ __ and
                                              ____________ __ commencing
                                              ____________ __, ____
                                              [(Interest accrues from
                                              ____________ __, ____)](2)

     Form and Denomination:

     [Other Terms:}

          All provisions contained in the document entitled NOBLE AFFILIATES, INC. Underwriting Agreement Standard Provisions (Debt Securities) dated April __, 1997, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, and (ii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.


---------------
(2)  To be added only if the transaction does not close flat.

[SIGNATURE PAGE WHERE THERE ARE CO-LEAD MANAGERS]




          Please confirm the Company's agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                   Very truly yours,

                                   [MORGAN STANLEY & CO. INCORPORATED]
                                   [UBS SECURITIES LLC]
                                   [Name of Other Lead Managers]

                                   Acting severally on behalf of themselves and the several Underwriters named herein


                                   By: [NAME OF ONE CO-LEAD MANAGER]


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


Accepted:

NOBLE AFFILIATES, INC.


By:
    ----------------------------
     Name:
     Title:

SIGNATURE PAGE WHERE THERE IS A SOLE MANAGER]



          Please confirm the Company's agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                   Very truly yours,

                                   [NAME OF SOLE MANAGER]

                                   Acting severally on behalf of itself
                                   and the several Underwriters named herein



                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


Accepted:

NOBLE AFFILIATES, INC.


By:
    ----------------------------
     Name:
     Title: